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                                                                     EXHIBIT 5.1

                               BAKER BOTTS L.L.P.
                                One Shell Plaza
                              910 Louisiana Street
                           Houston, Texas 77002-4995
                                  713.229.1234
                                FAX 713.229.1522


January 30, 2002


Transocean Sedco Forex Inc.
4 Greenway Plaza
Houston, Texas 77046

Ladies and Gentlemen:

                  We have acted as counsel for Transocean Sedco Forex Inc., a Cayman Islands exempted company (the "Company"), in connection with the Registration Statement on Form S-4 (Registration No. 333-77064) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of the Company's 6.50% Notes due April 15, 2003, 6.75% Notes due April 15, 2005, 6.95% Notes due April 15, 2008, 7.375% Notes due April 15, 2018, 9.125% Notes due December 15, 2003 and 9.50% Notes due December 15, 2008 (collectively, the "Transocean Sedco Forex Notes") in exchange for the 6.50% Notes due April 15, 2003, 6.75% Notes due April 15, 2005, 6.95% Notes due April 15, 2008, 7.375% Notes due April 15, 2018,
9.125% Notes due December 15, 2003 and 9.50% Notes due December 15, 2008 of R&B Falcon corporation, a Delaware corporation (collectively, the "R&B Falcon Notes") (the "Exchange Offers"). The Transocean Sedco Forex Notes are to be issued under an Indenture dated as April 15, 1997, between the Company or a predecessor thereto and The Bank of New York, as successor trustee (the "Trustee") to JPMorgan Chase Bank (the "Former Trustee") as supplemented by the First Supplemental Indenture thereto, dated as of April 15, 1997, the Second Supplemental Indenture thereto, dated as of May 14, 1999, the Third Supplemental Indenture thereto, dated as of May 24, 2000, the Fourth Supplemental Indenture thereto, dated as of May 11, 2001, and an Agreement of Resignation, Assignment and Acceptance dated as of January 15, 2002 by and between the Company, the Trustee and the Former Trustee (collectively, the "Indenture").

                  In our capacity as your counsel in the connection referred to above, we have examined (i) the Memorandum of Association and Articles of Association of the Company, each as amended to date, (ii) the Indenture, as supplemented to date, (iii) the form of Officers' Certificate establishing the terms of the Transocean Sedco Forex Notes filed as an exhibit to the Registration Statement and (iv) originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents.

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                        [BAKER BOTTS L.L.P. LETTERHEAD]

                                                                January 30, 2002


                  On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                  When (i) the Registration Statement has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Transocean Sedco Forex Notes have been duly authorized, executed, authenticated and delivered in accordance with the provisions of the Indenture and the Officers' Certificate and issued in exchange for R&B Falcon Notes pursuant to, and in accordance with the terms of, the Exchange Offers as contemplated in the Registration Statement, the Transocean Sedco Forex Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability is subject to the effect of (x) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (y) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  This opinion is limited to the laws of the State of New York and applicable federal laws of the United States.

                  We hereby consent to the filing of this opinion of counsel as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Validity of Notes" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ BAKER BOTTS L.L.P.


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